EXHIBIT 3.1
                 TERMS OF SERIES A CONVERTIBLE PREFERRED SHARES

                           BUSINESS CORPORATIONS ACT
                              (SECTION 27 OR 171)


ALBERTA                                                                   FORM 4
MUNICIPAL AFFAIRS
     Registries                                            ARTICLES OF AMENDMENT
--------------------------------------------------------------------------------
1. NAME OF CORPORATION:                 2. ALBERTA CORPORATE ACCESS NUMBER:

HEALTHCARE CAPITAL CORP.                20575035

--------------------------------------------------------------------------------

3. (i) ITEM NO. 1 OF THE ARTICLES OF THE ABOVE NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 167(1)(a) OF THE BUSINESS CORPORATIONS ACT (ALBERTA) AS FOLLOWS:

    The name of the Corporation as set forth in Item No. 1 is changed to SONUS CORP.

    (ii) ITEM NO. 2 OF THE ARTICLES OF THE ABOVE NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 167(1)(f) OF THE BUSINESS CORPORATIONS ACT (ALBERTA) BY THE ADDITION OF THE FOLLOWING PROVISIONS:

    Simultaneously with the effective date of this amendment (the "Effective Date"), each of the Corporation's Common Shares, without nominal or par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Shares") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-fifth (1/5) of a Common Share, without nominal or par value (the "New Common Shares"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding Old Common Shares (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole New Common Shares into which and for which the Old Common Shares formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Shares will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a New Common Share to which the holder would otherwise be entitled, a cash payment therefor on the basis of the closing price of the Old Common Shares on The Alberta Stock Exchange on the Effective Date (or in the event the Common Shares are not so traded on the Effective Date, such closing price on the next preceding day on which such shares were traded on The Alberta Stock Exchange). If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of whole New Common Shares for which New Certificates shall be issued shall be computed on the basis of the aggregate number of Old Common Shares represented by the Old Certificates so surrendered. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of four Old common Shares. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation's Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the New Common Shares into which and for which the Old Common Shares are reclassified under the terms hereof shall be the same as the amount of capital represented by the Old Common Shares so reclassified, until thereafter reduced or increased in accordance with applicable law.


--------------------------------------------------------------------------------
DATE                            SIGNATURE                    TITLE

  1998 February 9          /s/ Keith J. Engel              Solicitor

------------------                                      TELEPHONE NUMBER
  YEAR MONTH DAY              Keith J. Engel             (403) 292-9822
--------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                                      FILED

                           BUSINESS CORPORATIONS ACT
                              (SECTION 27 OR 171)


ALBERTA                                                                   FORM 4
MUNICIPAL AFFAIRS
     Registries                                            ARTICLES OF AMENDMENT
--------------------------------------------------------------------------------
1. NAME OF CORPORATION:                 2. ALBERTA CORPORATE ACCESS NUMBER:

HEALTHCARE CAPITAL CORP.                20575035

--------------------------------------------------------------------------------

3. THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 27 OF THE BUSINESS CORPORATIONS ACT (ALBERTA) AS
    FOLLOWS:

    Pursuant to the Resolutions of the Directors of the Corporation, duly passed, and in accordance with subsection 27(5) of the Business Corporation Act (Alberta), the Articles of the Corporation are amended such that the first series of Preferred Shares of the Corporation are designated as "Series A Convertible Preferred Shares" with such rights, privileges, restrictions and conditions attaching to the shares of such series as are set forth in Schedule "A" attached hereto and forming part of these Articles of Amendment.

--------------------------------------------------------------------------------
DATE                            SIGNATURE                    TITLE

 1997 December 16          /s/ William DeJong   Assistant Secretary and Director

------------------                                      TELEPHONE NUMBER
  YEAR MONTH DAY              William DeJong             (403) 292-9859
--------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                                      FILED

       SCHEDULE "A" TO ARTICLES OF AMENDMENT OF HEALTHCARE CAPITAL CORP.

                     SERIES A CONVERTIBLE PREFERRED SHARES


               "1. Number and Designation. The number of shares to constitute this series shall be 13,333,333 and the designation of such shares shall be the "Series A Convertible Preferred Shares" (hereinafter called "this Series"). The number of shares constituting this Series may be decreased from time to time by action of the Board, but not below the number of shares of this Series then outstanding. All shares of this Series shall be identical with each other in all respects. The shares of this Series shall rank senior to the common shares (the "Common Shares") of the Corporation as to cash dividends and upon liquidation, as described below. Any amounts herein referencing share prices or numbers of shares shall be subject to appropriate adjustments in the event of any stock splits, consolidations or the like.

               "2.     Dividend Rights.

               (a) Subject to the provisions of this Section 2, the holders of shares of this Series shall be entitled to receive when, as and if declared by the Board, out of assets legally available therefor, cumulative dividends ("Dividends") at the applicable rate per annum specified in Section 2(b) hereof from the date of issuance and payable in accordance with Section 2(c) hereof. Dividends shall be cumulative from the date of initial issuance of the shares of this Series (the "Initial Issuance Date"), whether or not there shall be assets legally available for the payment of such Dividends. In the event that the Board shall declare a Dividend, subject to applicable regulatory approvals, such Dividend may, at the discretion of the Board, be payable in Common Shares. The number of Common Shares to be issued to the holders of shares of this Series upon the payment of a Dividend in Common Shares shall be the amount of the Dividends payable to such holder pursuant to this Section 2 divided by either (i) (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) U.S. $1.35 or (ii) (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) the average Market Price of the Common Shares as such term is defined below for the ten (10) trading days immediately preceding the Record Date as such term is defined in Section 2(c) hereof.

                       For all purposes hereof, the term "Market Price of the Common Shares" as of any specified date shall mean: (i) if the Common Shares are listed or admitted for trading on one or more United States national securities exchanges, the daily closing price for the Common Shares on the principal exchange in the United States on which the Common Shares are listed; (ii) if the Common Shares are not listed or admitted for trading on any United States national securities exchange, the daily closing price for the Common Shares on the Nasdaq National or Nasdaq Small-Cap Market ("Nasdaq"); (iii) if the Common Shares are not listed or admitted for trading on a United States national securities exchange or on Nasdaq, the daily closing price of the Common Shares on the principal stock exchange in Canada on which the Common Shares are listed (expressed in United States dollars based upon the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York);
        (iv) if the Common Shares are not listed or admitted to trading on any United States national or Canadian national securities exchange or on Nasdaq, the average of the reported bid and asked prices on the trading day preceding such date in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company; or (v) if the Common Shares are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the holder of a majority of the shares of this Series then outstanding; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by the independent investment banking firm selected jointly by the Company and the holder of a majority of the shares of this Series then outstanding or, if that selection cannot be made within an additional 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

               "(b) The  Dividend  per share of this  Series  shall be  computed based upon a rate per annum of 5% on a base amount of U.S. $1.35 per share of this Series (the "Base Amount"). The Dividend rate per annum shall be subject to increase in the event that all of the following conditions (the "Triggering Conditions") have not been satisfied by the dates specified below: (i) the Common Shares are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; (ii) the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market at a Market Price greater than U.S. $2.40 per Common Share on each of the 10 consecutive trading days preceding such date; and (iii) the Corporation's net income (excluding profit or loss on disposal of a significant part of the Company's assets or separate segment thereof, gains on restructuring payables, gains or losses on the extinguishment of debt, expropriations of property, gains or losses that are the direct result of a major casualty, or one-time losses resulting from prohibition under a newly-enacted law or regulation) before income taxes, Dividends on the shares of this Series and amortization of goodwill and covenants not to compete for the three consecutive fiscal quarters preceding such date, as reported in or derived from the Corporation's quarterly or annual reports filed with the Securities and Exchange Commission, shall have averaged at least U.S. $0.07 per fully diluted Common Share per fiscal quarter, provided, however, in making such calculation, the Common Shares issuable upon exercise of the warrants issued to Warburg Pincus Ventures, L.P. ("Warburg"), pursuant to that certain Warrant Agreement between the Corporation and Warburg relating to warrants to purchase 10,000,000 Common Shares (the "Warrant Agreement"), shall be excluded but Common Shares issuable upon the conversion of the shares of this Series shall not. All references to per share amounts or prices with respect to the Triggering Conditions shall be appropriately adjusted for any subdivision, consolidation, or reclassification of the Common Shares. Until the Triggering Conditions have been satisfied, the Dividend rate per annum shall be (A)15% of the Base Amount per share of this Series from and after January 1, 2003 and payable in accordance with Section 2(c) hereof commencing January 1, 2004; (B) 18% of the Base Amount per share of this Series from and after January 1, 2004 and payable in accordance with Section 2(c) hereof commencing January 1, 2005; and (C) thereafter, 21% of the Base Amount per share of this Series from and after January 1, 2005 and payable in accordance with Section 2(c) hereof commencing January 1, 2006. Upon the satisfaction of all the Triggering Conditions, the Dividend per share of this Series shall be computed based upon a rate per annum of 5% of the Base Amount. Accruals of Dividends shall not bear interest. All Dividends declared upon the shares of this Series shall be declared pro rata per share.

               "(c) The record date for the determination of the holders of shares of this Series who shall be entitled to receive Dividends (the "Record Date") shall be the first business day of each calendar year, and only the holders of shares of this Series of record on the Record Date shall be entitled to receive such Dividends. All Dividends payable to such holders of record shall be paid on the tenth business day following the Record Date on each issued and outstanding share of this Series.

               "(d) Dividends payable on shares of this Series for any period other than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Any Dividend payment made on shares of this Series shall first be credited against the earliest accumulated but unpaid Dividends due with respect to the shares of this Series.

               "(e) No dividends shall be declared or paid or set aside for payment on any share capital of the Corporation ranking, as to dividends, on a parity with or subordinate to the shares of this Series for any period unless full accumulated Dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for such payment on the shares of this Series for all Dividend periods terminating on or prior to the date of payment of such dividends. When Dividends are not paid in full on the shares of this Series and any other preferred shares of the Corporation ranking with respect to payment of dividends on a parity with the shares of this Series, all dividends declared or paid upon shares of this Series and such other preferred shares shall be declared and paid pro rata so that the amount of dividends declared and paid on the shares of this Series and such other preferred shares shall in all cases bear to each other the same ratio that accumulated dividends per share (which in the case of noncumulative preferred shares shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of this Series and such other preferred shares bear to each other. Except as provided in the preceding sentence, unless full accumulated Dividends have been paid or declared and a sum sufficient for the payment thereof set aside for payment, no dividends (other than dividends or distributions paid in Common Shares, or options, warrants or rights to subscribe for or purchase Common Shares, or, in each case, any other series of shares of the Corporation ranking subordinate to the shares of this Series as to dividends and upon liquidation) shall be declared and paid or a sum sufficient for the payment thereof set aside for payment or any other distribution declared or made upon the Common Shares or any other class of shares of the Corporation ranking subordinate to or on a parity with the shares of this Series as to dividends or upon liquidation. No Common Shares or shares of any other class of shares of the Corporation ranking subordinate to or on a parity with the shares of this Series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (and no funds shall be paid to or made available for a sinking fund for the redemption of any such share capital) by the Corporation (except by conversion into or exchange for shares of the Corporation ranking subordinate to the shares of this Series as to dividends and upon liquidation or except with respect to Common Shares that the Corporation has become obligated to redeem prior to the issuance of any shares of this Series upon the occurrence of specified circumstances) unless, in each case, the full accumulated Dividends shall have been paid or declared and a sum sufficient for the payment thereof set aside for payment. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of the full Dividends on such shares.

               "(f) Upon conversion of any shares of this Series by any holder thereof pursuant to Section 7 hereof, any Dividends accrued and payable to such holder shall be forfeited and the Corporation shall have no further obligation to such holder of shares of this Series for such accumulated Dividends.

               "3. Liquidation Rights. (a) In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and any preferential amounts payable with respect to securities of the Corporation ranking prior to the shares of this Series ("Senior Preferred Shares"), the holders of shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets is made to holders of the Common Shares or any other share capital of the Corporation ranking subordinate to the shares of this Series, a liquidating distribution in an amount equal to the greater of (i) U.S. $1.35 per share of this Series plus an amount equal to any accrued and unpaid Dividends (including accumulated Dividends, whether or not declared) to and including the date of distribution or
        (ii) the amount distributable to the holders of shares of this Series as if such holders had converted their shares of this Series into Common Shares pursuant to Section 7 hereof immediately prior to such dissolution, liquidation or winding up of the affairs of the Corporation (plus accumulated Dividends, whether or not declared). Amounts payable pursuant to clause (i) or (ii) of this Section 3(a) shall be distributed ratably among the holders of shares of this Series in proportion to the number of shares of this Series held. After payment to the holders of shares of this Series of the full amount to which such holders are entitled as set forth above, the holders of shares of this Series shall have no right or claim to any of the remaining assets of the Corporation.

               "(b) If upon any such dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of shares of this Series and the holders of all other classes or series of shares of the Corporation ranking on a parity with the shares of this Series shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation so to be distributed shall be distributed ratably among the holders of shares of this Series and such other classes or series of shares of the Corporation in proportion to the sum of the accumulated dividends and the liquidation preferences per share.

               "(c) The sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

               "4. Optional Redemption. (a) The shares of this Series may not be redeemed before the fifth anniversary of the Initial Issuance Date. Thereafter, the shares of this Series shall be redeemable (subject to subsection 4(d) below) at the option of the Corporation, in whole or in part, at the redemption price, which shall be an amount equal to the greater of (i) U.S. $1.35 per share of this Series plus the amount of any accrued and unpaid Dividends per share of this Series (including accumulated Dividends, whether or not declared) or (ii) the Fair Market Value of a share of this Series (as defined below). For purposes hereof, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm mutually agreed to by the Corporation and the holder of a majority of the shares of this Series then outstanding, whose determination shall be conclusive.

               "(b) (i) In case the Corporation shall desire to exercise its right to redeem any shares of this Series, it shall give notice of such redemption to holders of the shares of this Series to be redeemed as hereinafter provided in this Section 4(b).

                       "(ii) Notice of redemption  shall be given to the holders
               of shares of this Series to be redeemed by mailing such notice by first-class mail to their last addresses as they shall appear upon the register for the shares of this Series not less than 120 calendar days prior to the date fixed for redemption.

                       "(iii) Each such notice of  redemption  (A) shall specify
               the date fixed for redemption and the redemption price at which shares of this Series are to be redeemed, (B) shall state that payment of the redemption price for the shares of this Series to be redeemed will be made at the principal executive offices of the Corporation, upon presentation and surrender of certificates representing such shares of this Series, and (C) if less than all the shares of this Series are to be redeemed, shall specify the number of shares of this Series held by each holder to be redeemed. In case any certificate representing shares of this Series is to be redeemed in part only, the notice of redemption which relates to such certificate shall state the number of shares of this Series represented by such certificate to be redeemed and shall state that on and after the redemption date, upon surrender of such certificate, a new certificate or certificates for a number of shares of this Series equal to the unredeemed portion thereof will be issued.

                       "(iv) If less than all the  shares of this  Series are to
               be redeemed, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of this Series held on the date of notice of redemption).

               "(c) (i) If the giving of notice of redemption shall have been completed as provided above, the shares of this Series specified in such notice shall become redeemable, and shall be redeemed by the Corporation upon presentation and surrender of the certificate representing such shares, on the date and at the place stated in such notice at the redemption price, and on and after such date fixed for redemption, notwithstanding that any certificate for shares of this Series so called for redemption shall not have been surrendered for cancellation, unless there shall have been a default in payment of the redemption price, all shares of this Series called for redemption shall no longer be deemed to be outstanding, and all rights with respect to such shares of this Series shall forthwith cease and terminate except only the right of the holders thereof to receive from the Corporation the redemption price, without interest, of the shares to be redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                       "(ii) Upon  presentation of any certificate  representing
               shares of this Series only a portion of which are to be redeemed, the Corporation shall immediately issue, at its expense, a new certificate or certificates representing the shares of this Series not redeemed.

               "(d) Except as provided in paragraph (a) above, the Corporation shall have no right to redeem the shares of this Series. Any shares of this Series so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized shares of this Series accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the shares of this Series at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

               "5. No Mandatory Redemption. The shares of this Series shall not be subject to mandatory redemption by the Corporation.

               "6. Voting Rights. (a) Each issued and outstanding share of this Series shall be entitled to the number of votes equal to the number of Common Shares of the Corporation into which each such share of this Series is convertible (as adjusted from time to time pursuant to Section 7(a) hereof), at each meeting of shareholders of the Corporation with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of paragraph (b) below or by the provisions establishing any other series of preferred stock of the Corporation, holders of the shares of this Series and of any other outstanding preferred stock shall vote together with the holders of Common Shares as a single class.

               (b)  In  addition  to any  other  rights  provided  by  law,  the
        Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the shares of this Series or any other provision of the Corporation's constating documents that would adversely affect the rights of the holders of the shares of this Series, including, without limitation, any increase in the number of shares of this Series, without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding aggregate number of such adversely affected shares of this Series, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, the authorization or issuance of any series of preferred stock of the Corporation with preference or priority over, or being on a parity with the shares of this Series as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to adversely affect the shares of this Series.

               "7. Conversion. (a) Each share of this Series may be converted at any time, at the option of the holder thereof, in the manner hereinafter provided, into fully-paid and nonassessable Common Shares, provided, however, that on any redemption of any shares of this Series or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of the shares of this Series. The initial conversion rate for shares of this Series shall be one Common Share for each one share of this Series surrendered for conversion, representing an initial conversion price (for purposes of Section 7(g)) of U.S. $1.35 per share of the Corporation's Common Shares (hereinafter, the "Conversion Price"). The applicable conversion rate and Conversion Price from time to time in effect are subject to adjustment as hereinafter provided.

               "(b) Whenever the Conversion Price shall be adjusted as provided in Section 7(g) hereof, the Corporation shall forthwith file at each office designated for the conversion of the shares of this Series, a statement, signed by any of the Chairman of the Board, the President, any Vice President or the Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of shares of this Series at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 7(g)(vii), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 7(g)(vii) hereof.

               "(c) The right of conversion shall be exercised by the holder by the surrender of the certificates representing shares of this Series to be converted to the Corporation at any time during normal business hours at the office or agency then maintained by it for the conversion of shares of this Series (the "Conversion Office"), accompanied by written notice to the Corporation of such holder's election to convert and, if so required by the Corporation or any conversion agent, by an instrument of transfer, in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or by such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 7(k).

               "(d) As promptly as practicable after the surrender for conversion of one or more certificates representing any shares of this Series in the manner provided in Section 7(c) and the payment in cash of any amount required by the provisions of Section 7(k), the Corporation will deliver or cause to be delivered at the Conversion Office to or upon the written order of the holder of such shares, a certificate or certificates representing the number of full Common Shares issuable upon such conversion, issued in such name or names as such holder may direct, subject to any applicable contractual restrictions and any restrictions imposed by applicable securities laws. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of certificates representing shares of this Series in proper order for conversion, and all rights of the holder of such shares as a holder of such shares shall cease at such time, and the person or persons in whose name or names the certificates for such Common Shares are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such Common Shares are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened.

               "(e) "Upon conversion in the manner provided in this Section 7 of only a portion of the number of shares of this Series represented by a certificate so surrendered for conversion, the Corporation shall issue and deliver or cause to be delivered at the Conversion Office to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate or certificates representing the number of shares of this Series representing the unconverted portion of the certificate so surrendered, issued in such name or names as such holder may direct, subject to any applicable contractual restrictions and any restrictions imposed by applicable securities laws.

               "(f) All shares of this Series which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive
        Common Shares in exchange therefor. Any shares of this Series so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized shares of this Series accordingly.

               (g)     Anti-Dilution Provisions.

               (i) In order to prevent dilution of the right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this paragraph 7(g)(i). At any given time the Conversion Price shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one Common Share of the Corporation upon conversion of shares of this Series. Upon each adjustment of the Conversion Price pursuant to this Section 7(g), the registered holder of shares of this Series shall thereafter be entitled to acquire upon exercise, at the Conversion Price resulting from such adjustment, the number of Common Shares of the Corporation obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Shares of the Corporation acquirable immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment. For purposes of this Section 7(g), the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (x) the number of shares of the Corporation's Common Shares outstanding at such time, (y) the number of Common Shares of the Corporation issuable assuming conversion at such time of all outstanding shares of the Corporation's other series of convertible preferred stock, if any, and (z) the number of Common Shares of the Corporation deemed to be outstanding at such time under subparagraphs 7(g)(ii)(1) to (8), inclusive.

               (ii) Except as provided in paragraph 7(g)(iii) or 7(g)(vi) below, if and whenever on or after the Initial Issuance Date, the Corporation shall issue or sell, or shall in accordance with subparagraphs 7(g)(ii)(1) to (8), inclusive, be deemed to have issued or sold (such issuance or sale, whether actual or deemed, the "Triggering Transaction") any Common Shares for a consideration per share less than

               (I) (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) the Conversion Price in effect immediately prior to the time of such issuance or sale, then forthwith upon such issuance or sale the Conversion Price shall, subject to subparagraphs (1) to (8) of this
        Section 7(g)(ii), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by dividing: (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Conversion Price then in effect, plus (y) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by (ii) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of Common Shares issued (or deemed to be issued in accordance with subparagraphs 7(g)(ii)(1) to (8)) in connection with the Triggering Transaction; or

               (II) (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) the average Market Price for the ten trading days immediately preceding such issuance or sale, then forthwith upon such Triggering Transaction, the Conversion Price shall, subject to subparagraphs (1) to (8) of this
        Section 7(g)(ii), be reduced to the Conversion Price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction and (y) the number of Common Shares which the aggregate consideration received by the Company upon such Triggering Transaction would purchase at the average Market Price for the ten trading days immediately preceding such Triggering Transaction, and the denominator of which shall be the Number of Common Shares Deemed Outstanding immediately after such Triggering Transaction.

               For purposes of determining the adjusted Conversion Price under this paragraph 7(g)(ii), the following subsections (1) to (8), inclusive, shall be applicable:

                       (1) In case  the  Corporation  at any  time  shall in any
               manner grant (whether directly or by assumption in an amalgamation or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or other securities convertible into or exchangeable for Common Shares (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the Common Shares are issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the average Market Price in effect for the ten trading days immediately prior to the time of the granting of such Option (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the
               Nasdaq National Market) or the Conversion Price in effect immediately prior to the time of such issuance or sale (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market), then the total maximum amount of Common Shares issuable upon the exercise of such Options or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                       (2) In case  the  Corporation  at any  time  shall in any
               manner issue (whether directly or by assumption in an amalgamation or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the average Market Price in effect for the ten-day trading period immediately prior to the time of such issue or sale (if the Common Shares are traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market) or the Conversion Price in effect immediately prior to the time of such issuance or sale (if the Common Shares are not traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market), then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Shares upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                       (3) If the  purchase  price  provided  for in any Options
               referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph
               (1) or (2) are convertible into or exchangeable for Common Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in paragraphs 7(g)(ii) or 7(g)(iv)), the Conversion Price in effect at the time of such change shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Shares, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such Option or upon conversion or exchange of any such
               Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible
               Security never been issued as to such Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is hereby reduced.

                       (4) On the expiration of any Option or the termination of
               any right to convert or exchange any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                       (5) In case any  Options  shall be issued  in  connection
               with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                       (6) In case any Common  Shares,  Options  or  Convertible
               Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (before deduction for expenses or underwriters' discounts or commissions related to such issue or sale). In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation.

                       (7) In case the  Corporation  shall declare a dividend or
               make any other distribution upon the share capital of the Corporation payable in Common Shares, Options, or Convertible Securities, then in such case any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                       (8) For purposes of this paragraph 7(g)(ii),  in case the
               Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

               (iii) In the event the Corporation shall declare a dividend upon the Common Shares (other than a dividend payable in Common Shares covered by subparagraph 7(g)(ii)(7)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the conversion of any shares of this Series, the Corporation shall, subject to applicable law, pay to the person converting such shares of this Series an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Shares which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Shares by reason of stock splits, stock dividends, amalgamations or reorganizations, or for any other reason). For the purposes of this paragraph 7(g)(iii), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board.

               (iv) In case the Corporation shall at any time subdivide (other than by means of a dividend payable in Common Shares covered by paragraph 7(g)(ii)(7)) its outstanding Common Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Shares of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               (v) If any capital reorganization or reclassification of the share capital of the Corporation, or amalgamation of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, amalgamation or sale, lawful and adequate provision shall be made whereby the holders of shares of this Series shall have the right to acquire and receive upon conversion of the shares of this Series, which right shall be prior to the rights of the holders of stock ranking on liquidation junior to this Series (but after and subject to the rights of holders of Senior Preferred Shares, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, amalgamation or sale) with respect to or in exchange for such number of outstanding Common Shares of the Corporation as would have been received upon conversion of the shares of this Series at the Conversion Price then in effect. The Corporation will not effect any such amalgamation or sale, unless prior to the consummation thereof the amalgamated corporation or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the shares of this Series at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Common Shares of the Corporation, the Corporation shall not effect any amalgamation or sale with the person having made such offer or with any Affiliate (as defined below) of such person, unless prior to the consummation of such amalgamation or sale the holders of the shares of this Series shall have been given a reasonable opportunity to then elect to receive upon the conversion of the shares of this Series either the stock, securities or assets then issuable with respect to the Common Shares of the Corporation or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Shares in accordance with such offer. For purposes hereof, the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

               (vi) The provisions of this Section 7(g) shall not apply to any Common Shares issued, issuable or deemed outstanding under subparagraphs 7(g)(ii)(1) to (8) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation, (ii) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date, (iii) upon exercise of the warrants of the Corporation issued to Warburg pursuant to the Warrant Agreement or (iv) on conversion of the shares of this Series or the sale of any additional shares of this Series.

               (vii) In the event that:

               (1) the Corporation shall declare any cash dividend upon its Common Shares, or

               (2) the  Corporation  shall  declare any dividend upon its Common
        Shares  payable  in  stock  or  make  any  special   dividend  or  other
        distribution to the holders of its Common Shares, or

               (3) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights, or

               (4) there shall be any capital reorganization or reclassification of the share capital of the Corporation, including any subdivision or combination of its outstanding Common Shares, or amalgamation of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

               (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in connection with such event, the Corporation shall give to the holders of the shares of this Series:

               (A) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up; and

               (B) in the case of any such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place.

Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, amalgamation, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the shares of this Series at the address of each such holder as shown on the books of the Corporation.

               (viii) If at any time or from time to time on or after the Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of the Common Shares of the Corporation and such grants, issuances or sales do not result in an adjustment of the Conversion Price under paragraph 7(g)(ii) hereof, then each holder of shares of this Series shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under paragraph 7(g)(vii)) and upon the terms applicable to such Purchase Rights either:

               (A) the aggregate Purchase Rights which such holder could have acquired if it had held the number of Common Shares acquirable upon conversion of shares of this Series immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Shares without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the shares of this Series as soon as possible after such exercise and it shall not be necessary for the exercising holder of the shares of this Series specifically to request delivery of such rights; or

               (B) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty
                       (30) day period, the number of Common Shares or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

               (ix) If any event occurs as to which, in the opinion of the Board, the provisions of this Section 7(g) are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the shares of this Series in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to any of the provisions of this Section 7(g) except in the case of a combination of shares of a type contemplated in paragraph 7(g)(iv) and then in no event to an amount larger than the Conversion Price as adjusted pursuant to paragraph 7(g)(iv).

               "(h) No fractional Common Shares shall be issued upon the conversion of any share or shares of this Series. If any fractional interest in a Common Share would, except for the provisions of this
        Section 7(h), be deliverable upon the conversion of any share or shares of this Series, the Corporation shall in lieu of delivering the fractional Common Share therefor satisfy such fractional interest by payment to the holder of such surrendered share or shares of this Series of an amount in cash equal (computed to the nearest cent) to the current market value of such fractional interest, computed on the basis of the Market Price of the Common Shares on the date of such conversion, provided, however, that no amount shall be paid by the Corporation to such holder of less than U.S. $5.00.

               "(i) The Corporation shall be entitled to effect the mandatory conversion, in whole or in part, of the shares of this Series in accordance with this Section 7 if all of the Triggering Conditions (set forth in Section 2(b) hereof) shall have been satisfied as of the date of the notice described below. Upon such mandatory conversion, each share of this Series subject to such conversion shall be converted into Common Shares at the then effective Conversion Price for such shares. In case the Corporation shall desire to exercise the right to convert all or, as the case may be, any shares of this Series in accordance with the right to do so, it shall provide notice to the holders of the shares of this Series to be converted as hereinafter provided in this Section 7(i).

                       "(i) A notice of conversion shall be given to the holders of shares of this Series to be converted by mailing by first-class mail to their last addresses as they shall appear upon the register for shares of this Series not less than 120 calendar days prior to the date fixed for conversion.

                       "(ii) Each such notice of  conversion  (A) shall  specify
        the date fixed for conversion and the number of Common Shares issuable to the holder of a share of this Series upon such conversion, (B) shall state the offices or agencies to be maintained by the Corporation for the purpose of such conversion, upon presentation and surrender of such shares of this Series and (C) if less than all the shares of this Series are to be converted, shall specify the number of shares of this Series held by each holder, and the serial numbers of the certificates thereof, to be converted. In case any certificate representing shares of this Series is to be converted in part only, the notice of conversion which relates to such certificate shall state the number of shares of this Series represented by such certificate to be converted and shall state that on and after the conversion date, upon surrender of such certificate, a new certificate or certificates for a number of shares of this Series equal to the unconverted portion thereof will be issued.

               "(j) The Corporation will at all times reserve and keep available, solely for the purposes of the issuance of Common Shares upon conversion of the shares of this Series, the full number of Common Shares as shall be issuable upon the conversion of all such outstanding shares of this Series.

               "The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of Common Shares upon conversion of the shares of this Series and, that if any Common Shares required to be reserved for purposes of conversion of the shares hereunder require registration with or approval of any governmental authority under any U.S. (federal or state) or Canadian law before such Common Shares may be validly issued or delivered upon conversion, the Corporation will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

               "All Common Shares which shall be issued upon conversion of the shares of this Series will upon issuance be fully paid and nonassessable and not subject to preemptive rights.

               "(k) The issuance of certificates for Common Shares upon conversion of shares of this Series shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of record of the share or shares of this Series so converted, the holder thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

               "(l) In case (A) the Corporation shall take any action which would require an adjustment in the number of Common Shares issuable to holders of shares of this Series upon conversion thereof pursuant to
        Section 7(g) above; or (B) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

        then the Corporation shall cause to be given to the holders of the shares of this Series at least ten days prior to the applicable record date hereinafter specified, a notice of (X) the date on which a record is to be taken for the purpose of any dividend, distribution or grant to holders of Common Shares which would require such an adjustment, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, or grant are to be determined or (Y) the date on which such reorganization, reclassification, amalgamation, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property or other assets deliverable upon such reorganization, reclassification, amalgamation, sale, transfer, dissolution, liquidation, or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of any proceedings described in subparagraphs (A) or (B) of this Section 7(l).

               "8. Hold Period. A holder of shares of this Series shall in no event sell or otherwise transfer any of the shares of this Series, or any Common Shares issued upon the due conversion of any shares of this Series, for a period of six months from the Initial Issuance Date. The Corporation shall issue or cause to be issued certificates representing shares of this Series, and of Common Shares issued upon due conversion of any shares of this Series, which contain such legends as the Corporation in its discretion deems adequate to reflect the hold period described in this Section 8.

               "9.     Miscellaneous.

               "(a)    For the purposes hereof:

                       "(i) the term  "outstanding",  when used in  reference to
               shares of this Series, shall mean issued shares of this Series, excluding shares of this Series called for redemption; and

                       "(ii)  the term  "subsidiary"  shall  mean any  company a
               majority of whose outstanding voting capital stock (other than directors' qualifying shares), at the time as of which any determination is being made, shall be owned by the parent of such company either directly or through other subsidiaries; and

                       "(iii)  any  shares of a series or class of shares of the
               Corporation shall be deemed to rank:

                              "(A)  prior to shares of this  Series,  whether or
                       not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of shares of this Series, if the holders of such shares of a series or class of shares shall be entitled to receipt from the Corporation of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of shares of this Series, as the case may be;

                              "(B) on a parity  with or equal to  shares of this
                       Series, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of shares of this Series, if the holders of such shares of a series or class of shares shall be entitled to the receipt from the Corporation of dividends or of amounts distributable upon liquidation to their respective dividend rates or liquidation prices, without preference or priority one over the other as between the holders of such shares of a series or class of shares and the holders of shares of this Series; and

                              "(C) subordinate to shares of this Series, whether
                       or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of shares of this Series, if the rights of the holders of such shares of a series or class of shares shall be subordinate to the rights of the holders of shares of this Series in respect of the receipt from the Corporation of dividends and of amounts distributable upon liquidation, dissolution or winding up, including, without limitation, the Common Shares of the Corporation.

               "(b) So long as any shares of this Series are outstanding, in the event of any conflict between the provisions hereof and any corporate document of the Corporation (both as presently existing or hereafter amended and supplemented) the provisions hereof, as the same may be amended or supplemented, shall be and remain controlling.

               "(c) The holders of the shares of this Series shall have no preemptive rights."

                            ARTICLES OF INCORPORATION


                              ARTICLES OF AMENDMENT


1.       NAME OF CORPORATION:  HEALTHCARE CAPITAL CORPORATION

2.       CORPORATE ACCESS NUMBER:  20575035

3. ITEM NO. 2 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(d) OF THE BUSINESS CORPORATIONS ACT OF ALBERTA.

         The authorized capital of the Corporation be increased by the creation of an unlimited number of Preferred Shares without nominal or par value that shall have attached thereto the rights, privileges, restrictions and conditions hereinafter set forth:

         PROVISIONS ATTACHING TO THE PREFERRED SHARES

         Directors' Authority to Issue in One or More Series

         i) The Preferred Shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the issuance of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

         ii) The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these articles, over the Common Shares and any other shares of the Corporation ranking junior to such Preferred Shares as may be fixed in accordance with clause (i) above;

         iii) If any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares participate rateably in respect of accumulated dividends and return of accumulated dividends and return of capital; and

         iv) Unless the directors otherwise determine in the articles of amendment designating a series, the holder of each share of a series of Preferred Shares shall not, except as otherwise specifically provided in the Business Corporations Act (Alberta), be entitled to receive notice of or vote at any meeting of the shareholders.

                  ITEM NO. 6 OF THE ARTICLES OF THE ABOVE-NAMED
                  CORPORATION IS AMENDED IN ACCORDANCE WITH
                  SECTION 167(1) OF THE BUSINESS CORPORATIONS ACT OF ALBERTA BY THE ADDITION OF THE FOLLOWING PROVISION:

         "6.      OTHER PROVISIONS IF ANY:

                  Meetings of shareholders of the Corporation may be held in the province of Alberta, in Vancouver, British Columbia or in Portland, Oregon, U.S.A. as the directors may designate in the notice relating to such meeting."








         DATE                    SIGNATURE                           TITLE

January 30, 1997                                                 Director

FOR DEPARTMENTAL USE ONLY                                     FILED

                              ARTICLES OF AMENDMENT


1.       NAME OF CORPORATION:  ADVENTURE CAPITAL CORPORATION

2.       CORPORATE ACCESS NO.:  20575035

3. ITEM NO. 1 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(a) OF THE BUSINESS CORPORATIONS ACT.

         (i) The name of the Corporation as set forth in Item No. 1 is changed to HEALTHCARE CAPITAL CORP.









         DATE                     SIGNATURE                           TITLE

October 7, 1994          /s/ William DeJong                        Director

FOR DEPARTMENTAL USE ONLY                                         FILED

                              ARTICLES OF AMENDMENT


1.       NAME OF CORPORATION:  ADVENTURE CAPITAL CORPORATION

2.       CORPORATE ACCESS NO.:  20575035

3.       THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS
         FOLLOWS:

Pursuant to a Special Resolution duly passed by all of the Shareholders of the Corporation and pursuant to sections 167(1)(c), (e) and (k) of the Business Corporations Act of Alberta the Articles of the Corporation are amended as follows:

         1. The authorized Redeemable Preferred Shares of the Corporation are eliminated by the cancellation thereof in their entirety;

         2. The rights, privileges, restrictions and conditions attaching to the authorized and issued Common Shares of the Corporation be altered and changed to the rights, privileges, restrictions and conditions set forth in new item No. 2 of the Articles of the Corporation which is added to the Articles by virtue of paragraph 3 below;

         3. Item No. 2 of the Articles of the Corporation is hereby amended by deleting the current Item No. 2 in its entirety and substituting therefor the following:

                  "2. The Corporation is authorized to issue an unlimited number of Common Shares without nominal or par value. The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

                  Voting Rights

                  (a) At all meetings of the shareholders of the Corporation, the holders of the Common Shares shall be entitled to one (1) vote for each such share so held.

                  Dividends and Other Distributions

                  (b) The holders of the Common Shares shall be entitled to receive such dividends as the directors of the Corporation may, in their discretion, declare thereon.

                  (c) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of its assets among the shareholders, the holders of the Common Shares shall be entitled to receive the remaining property of the Corporation."

                  4. Item No. 4 of the Articles of the Corporation, as amended on November 18, 1993, is hereby further amended by the deletion thereof in its entirety and the substitution therefor of the following:

                  "4.      Number (or Minimum and Maximum Number) of Directors:

                  The Corporation shall have not less than three (3) directors nor more than eleven (11) directors. Subject to the provisions of the Business Corporations Act of Alberta, the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of the Corporation provided that the total number of directors shall not at any time exceed the maximum hereinbefore prescribed."







         DATE                       SIGNATURE                           TITLE

January 25, 1994
 William DeJong                  Secretary

FOR DEPARTMENTAL USE ONLY                                           FILED

                              ARTICLES OF AMENDMENT


1.       NAME OF CORPORATION:  575035 ALBERTA LTD.

2.       CORPORATE ACCESS NO.:  20575035

3. ITEM NO. 1 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(a) OF THE BUSINESS CORPORATIONS ACT.

         The name of the Corporation as set forth in Item No. 1 is changed to ADVENTURE CAPITAL CORPORATION.

         ITEM NO. 3 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(l) OF THE BUSINESS CORPORATIONS ACT BY DELETING THIS ITEM IN ITS ENTIRETY AND REPLACING IT AS FOLLOWS:

         RESTRICTIONS IF ANY ON SHARE TRANSFERS:
         None.

         ITEM NO. 4 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(1)(k) OF THE BUSINESS CORPORATIONS ACT BY DELETING THIS ITEM IN ITS ENTIRETY AND REPLACING IT AS FOLLOWS:

         NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:
         The Corporation shall have not less than three (3) directors nor more than Eleven (11) directors.

         ITEM NO. 6 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IS AMENDED IN ACCORDANCE WITH SECTION 167(l)(m) OF THE BUSINESS CORPORATIONS ACT BY DELETING THIS ITEM IN ITS ENTIRETY AND REPLACING IT AS FOLLOWS:

         OTHER PROVISIONS IF ANY:
         None.


         DATE                      SIGNATURE                           TITLE

October 26, 1993               /s/ Michael G. Thomson               Director

FOR DEPARTMENTAL USE ONLY                                           FILED

                            ARTICLES OF INCORPORATION


1.       NAME OF CORPORATION:  575035 ALBERTA LTD.

2.       THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE
         CORPORATION IS AUTHORIZED TO ISSUE:

         The Corporation is authorized to issue an unlimited number of Common Shares without nominal or par value and an unlimited number of Redeemable Preferred Shares without nominal or par value. The Common Shares and the Redeemable Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

         Voting Rights

         (a) At all meetings of the shareholders of the Corporation the holders of the Common Shares shall be entitled to one (1) vote for each such share so held.

         (b) Subject to the provisions of the Business Corporations Act of Alberta, the holders of the Redeemable Preferred Shares shall not be entitled to notice of or to vote at meetings of the shareholders of the Corporation.

         Dividends and Other Distributions

         (c) The Redeemable Preferred Shares shall not confer upon their holders any rights to dividends. Subject to the provisions of contained herein, the holders of the Common Shares shall be entitled to receive such dividends as the directors may, in their discretion, declare thereon. In no event shall dividends be paid on the Common shares where the payment of such dividends would result in the Corporation having insufficient assets to enable it to redeem all of the issued and outstanding Redeemable Preferred Shares at a price of One Dollar ($1.00) per share in accordance with the provisions of the Business Corporations Act of Alberta. The price of One Dollar ($1.00) per share is hereinafter referred to as the "Redemption Amount".

         (d) In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of its assets among the shareholders:

         (i) the holders of the Redeemable Preferred Shares shall be entitled to receive in priority to the holders of the Common Shares an amount of assets having a value equal to the Redemption Amount of each such share so held. Except as provided for in this sub-clause 2(d) the holders of the Redeemable Preferred Shares shall not be entitled to share in any distribution of the property or assets of the Corporation.

         (ii) the holders of the Common Shares shall be entitled to receive the remaining property of the Corporation, if any, after payment or distribution of property to the holders of the Redeemable Preferred Shares as provided for in this subclause 2(d).

         Restriction on Purchase by Corporation of Common Shares

         (e) In no event shall the Corporation make any payment to purchase or otherwise acquire any of the Common Shares if such payment would result in the Corporation having insufficient assets to enable it to redeem all of the issued and outstanding Redeemable Preferred Shares at the Redemption Amount per share in accordance with the provisions of the Business Corporations Act of Alberta.

         Redemption of Redeemable Preferred Shares

         (f) The Redeemable Preferred Shares shall be redeemable in whole or in part at the option of either the holder thereof or the directors of the Corporation at a price per share equal to the Redemption Amount. In the event that a part only of the then outstanding Redeemable Preferred Shares is at any time to be redeemed at the option of the directors of the Corporation, the number of such shares so to be redeemed shall be selected by lot, in such manner as the directors in their discretion shall decide, or, if the directors so determine, may be redeemed pro rata, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redemption of fractional shares. Not less than thirty (30) days' notice in writing of any redemption of the Redeemable Preferred Shares at the option of the directors shall be given by mailing such notice to the registered holders of the Redeemable Preferred Shares to be redeemed, specifying the date and place or places of such redemption. If notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares shall have been deposited in any chartered bank in Canada, trust company, or Province of Alberta Treasury Branches as specified in the notice on or before the date fixed for redemption, the holders thereof shall have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such Redeemable Preferred Shares, to receive payment therefor out of the monies deposited. After the Redemption Amount of such shares has been deposited in any chartered bank in Canada, trust company or Province of Alberta Treasury Branches, as aforesaid, notice shall be given to the holders of any Redeemable Preferred Shares called for redemption who have failed to present the certificates representing such shares within two (2) months of the date specified for redemption that the money has been so deposited and may be obtained by the holders of the said Redeemable Preferred Shares upon presentation of the certificates representing such shares called for redemption at any chartered bank in Canada, trust company or Province of Alberta Treasury Branches, as the case may be; where a holder of Redeemable Preferred Shares desires that all or a portion of such shares held by him be redeemed, he shall give notice in writing to the Corporation specifying the number of Redeemable Preferred Shares that he wishes to be redeemed. Within sixty (60) days of receipt of such notice, the Corporation shall, subject to the provisions of the Business Corporations Act of Alberta, redeem the number of Redeemable Preferred Shares specified in such notice, and upon surrender of the certificate or certificates for such Redeemable Preferred Shares the Corporation shall pay to the holder thereof the Redemption Amount in respect of each such Redeemable Preferred Share so redeemed.

         Variance of Shareholders' Rights

         (g) The rights, privileges, restrictions and conditions attached to the Common Shares or the Redeemable Preferred Shares may only be varied if the variation is consented to by all of the holders of all the Common shares and the Redeemable Preferred Shares which are outstanding. The Corporation shall not without the approval of all of the holders of the Common Shares and the Redeemable Preferred Shares create or issue any class of shares ranking as to capital or dividends prior to or on a parity with the Common Shares and the Redeemable Preferred Shares.

3.       RESTRICTIONS IF ANY ON SHARE TRANSFERS:

         The right of shareholders to transfer or dispose of their shares in the Corporation shall be subject to the following restrictions:

         (a) Except where a transfer is made pursuant to the provisions of sub-clause 3(b) below, any transfer of shares in the Corporation shall require a resolution of the Board of directors of the Corporation approving such transfer.

         (b) Any share of a deceased shareholder may be transferred by his executors or administrators to any child or other issue, son-in-law, daughter-in-law, father, mother, brother, sister, nephew, niece, widow or widower of such deceased shareholder or to any other beneficiary named in the Will of such deceased shareholder and any shares of the Corporation standing in the name of the trustees of the Will of any deceased shareholder may be transferred upon any change of trustees to the trustees for the time being of such Will.

4.       NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:

         The Corporation shall have not less than one (1) director nor more than nine (9) directors. Subject to the provisions of the Business Corporations Act of Alberta, the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of the Corporation provided that the total number of directors shall not at any time exceed the maximum hereinbefore prescribed.

5.       RESTRICTIONS IF ANY ON BUSINESSES THE CORPORATION MAY CARRY
         ON:

         There shall be no restrictions as to the businesses which the Corporation may carry on.

6.       OTHER PROVISIONS IF ANY:

         (a) The number of shareholders of the Corporation shall be limited to not more than fifty (50) persons, (exclusive of persons who are in the employment of the Corporation or that of an affiliate within the meaning of the Business Corporations Act of Alberta and also exclusive of persons who, having been formerly in the Corporation's employment or that of an affiliate, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment); provided that where two (2) or more persons hold one or more shares in the Corporation jointly they shall, for the purpose of this sub-clause 6(a), be treated as a single shareholder.

         (b) No invitation shall be made to the public to subscribe for securities of the Corporation.

         (c) The Corporation shall have a lien on shares registered in the name of any shareholder who is indebted to the Corporation for any amount.

7.       INCORPORATORS

         Date:  July 26, 1993

                  NAMES      ADDRESS                     SIGNATURE

         Deborah L. Watson   40th Floor, West Tower    /s/ Deborah L. Watson

                             Petro-Canada Centre
                             150 - 6th Avenue S.W.
                             Calgary, Alberta
                             T2P 3Y7






FOR DEPARTMENTAL USE ONLY

CORPORATE ACCESS NO.                                        INCORPORATION DATE